UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

April 23, 2025

Date of report (Date of earliest event reported)

IMAX Corporation
(Exact Name of Registrant as Specified in Its Charter)

Canada	001-35066	98-0140269
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2525 Speakman Drive	902 Broadway, Floor 20
Mississauga, Ontario, Canada L5K 1B1	New York, New York, USA 10010
(905) 403-6457	(212) 821-0142

(Address of principal executive offices, zip code, telephone numbers)
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, no par value	IMAX	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter):

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 23, 2025, the Board of Directors of IMAX Corporation (the “Company”) appointed Jose Zlatar, the Company’s Senior Vice President, Finance, to the role of principal accounting officer, effective April 30, 2025. Chief Financial Officer Natasha Fernandes, who previously served as both principal financial officer and principal accounting officer, will continue to serve as the Company’s principal financial officer following this appointment.

Mr. Zlatar, age 38, joined the Company in February 2025 as Senior Vice President, Finance. In this role, he leads the Company’s global controllership, accounting, and reporting functions. Prior to joining the Company, from February 2023 to February 2025, Mr. Zlatar served as Associate Vice President, Accounting, for Canadian National Railway, one of the largest transportation companies in North America. In this role, Mr. Zlatar led Canadian National Railway’s external reporting, global accounting policy and financial system departments and oversaw its Sarbanes-Oxley control program. From March 2018 to February 2023, Mr. Zlatar served as Senior Director, Assistant Corporate Controller at Yamana Gold Inc. Prior to this, Mr. Zlatar held increasingly senior financial positions at other mining companies, including roles that oversaw accounting, treasury, budgeting, and long-range planning. Prior to this, Mr. Zlatar was a senior associate at PricewaterhouseCoopers Limited.

Mr. Zlatar is a member of Chartered Professional Accountants Canada and holds a Bachelor of Commerce, with Honours, from the DeGroote School of Business at McMaster University.

There are no arrangements or understandings between Mr. Zlatar and any other persons pursuant to which he was selected as the Company’s principal accounting officer. There are no family relationships between Mr. Zlatar and any director or executive officer of the Company that would require disclosure under Item 401(d) of Regulation S-K under the Securities Exchange Act of 1934, as amended, and there are no related party transactions between the Company and Mr. Zlatar that would require disclosure under Item 404(a) of Regulation S-K.

In connection with his employment at the Company, Mr. Zlatar receives a base salary of CAD$275,000 and is eligible for a target annual cash bonus of 30% of his base salary and a target annual equity award of USD$150,000 in the form of equity vehicles and subject to vesting schedules consistent with those provided to similarly-situated executives at the time of grant, in each case subject to the terms and conditions of the Company’s Second Amended and Restated Long-Term Incentive Plan, as amended. In addition, upon his joining the Company, Mr. Zlatar received a one-time equity award in the form of restricted share units with an aggregate grant date fair market value of USD$100,000, which will vest in three equal installments on the first three anniversaries of the grant date. Mr. Zlatar is also eligible for benefits that are offered generally to Company employees at his level, including an annual vehicle allowance and annual wellness allowance.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMAX Corporation
(Registrant)

Date: April 25, 2025	By:	/s/ Robert D. Lister
	Name:	Robert D. Lister
	Title:	Chief Legal Officer and Senior Executive Vice President

	By:	/s/ Kenneth I. Weissman
	Name:	Kenneth I. Weissman
	Title:	Deputy General Counsel & Corporate Secretary

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